SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              Section 240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[_]  Definitive Consent Statement
[_]  Definitive Additional Materials


                          DREW INDUSTRIES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
(2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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________________________________________________________________________________
(5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

________________________________________________________________________________
     (2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
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________________________________________________________________________________
     (4)   Date Filed:

________________________________________________________________________________

                                                                PRELIMINARY COPY

                          DREW INDUSTRIES INCORPORATED

                              200 MAMARONECK AVENUE

                          WHITE PLAINS, NEW YORK 10601

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 20, 2004

--------------------------------------------------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DREW INDUSTRIES INCORPORATED (the "Company") will be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 20, 2004 at 9:00 A.M., for the following purposes:

          (1) To elect a Board of eight Directors;
          (2) To approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 30,000,000 shares;

          (3) To ratify the selection of KPMG LLP as independent auditors for the Company for the year ending December 31, 2004; and
          (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Holders of record of the Company's Common Stock at the close of business on the 2nd day of April, 2004 shall be entitled to vote on all matters to be considered at the meeting or any adjournment or postponement thereof.

     A list of all stockholders entitled to vote at the meeting will be available for inspection for the ten days prior to the meeting at the office of the Company and will be available for inspection at the time of the meeting, at the place thereof.

                                              By Order of the Board of Directors

                                                      EDWARD W. ROSE, III
                                              CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: April 12, 2004
       White Plains, N.Y.

--------------------------------------------------------------------------------
                        NOTICE TO HOLDERS OF COMMON STOCK

             IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN
               AND RETURN THE ENCLOSED PROXY SO THAT YOU WILL BE
                  REPRESENTED. A POST-PAID ENVELOPE IS ENCLOSED
                              FOR YOUR CONVENIENCE.

                                                                PRELIMINARY COPY

                          DREW INDUSTRIES INCORPORATED

                              200 MAMARONECK AVENUE
                          WHITE PLAINS, NEW YORK 10601

                                  -------------
                                 PROXY STATEMENT
                                  -------------


     The accompanying Proxy is solicited by the Board of Directors of Drew Industries Incorporated, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 20, 2004 at 9:00 A.M., or any adjournment or postponement thereof, at which holders of record of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 2, 2004 (the "Record Date") shall be entitled to vote on all matters considered at the meeting.

     The cost of solicitation by the Company, including postage, printing and handling, and the expenses incurred by brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners will be borne by the Company. The solicitation is to be made primarily by mail, but may be supplemented by telephone calls, telegrams and personal solicitation. Management may also use the services of directors and employees of the Company to solicit Proxies, without additional compensation.

     Each Proxy executed and returned by holders of the Common Stock may be revoked at any time thereafter, except as to matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. A Proxy may be revoked by giving written notice of revocation to the Secretary of the Company or to any of the other persons named as proxies, or by giving a Proxy with a later date. The Proxies will be voted at the meeting for the Directors set forth herein in the manner indicated and if no contrary instructions are indicated, in favor of the other matters set forth herein; if specific instructions are indicated, the Proxies will be voted in accordance therewith. This Statement and the form of Proxy solicited from holders of the Common Stock are expected to be sent or given to stockholders on or about April 12, 2004.

     The Annual Report to Stockholders of the Company for the year ended December 31, 2003 is being mailed herewith to each stockholder of record.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND THE SCHEDULE THERETO) WILL BE FURNISHED TO ANY STOCKHOLDER WITHOUT CHARGE UPON REQUEST TO THE COMPANY AT 200 MAMARONECK AVENUE, WHITE PLAINS, NEW YORK 10601, TELEPHONE (914) 428-9098.

                                   THE COMPANY

     The Company was incorporated under the laws of Delaware on March 20, 1984. The Company's principal executive and administrative offices are located at 200 Mamaroneck Avenue, White Plains, New York 10601; telephone number (914) 428-9098; website www.drewindustries.com; e-mail: drew@drewindustries.com. NOTE THAT THE INFORMATION LOCATED ON OUR WEBSITE, WHETHER OR NOT REFERRED TO IN THIS PROXY STATEMENT, IS NOT INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT.

                                VOTING SECURITIES

     The Company had outstanding on the Record Date ___________ shares of Common Stock.

     On December 11, 2003, the Company's stock began trading on the New York Stock Exchange (NYSE) under the symbol "DW." Concurrent with the NYSE listing, the Company's shares were withdrawn from the American Stock Exchange. The Company believes that listing its stock on the NYSE will result in greater exposure to the investment community, while also providing a more liquid trading environment for the Company's stockholders.

VOTING

     Stockholders of record will be entitled to one vote on each matter for each share of Common Stock held on the Record Date. A majority of the outstanding shares of Common Stock must be present or represented by proxy at the meeting in order to have a quorum. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. In the election of directors, the eight nominees receiving the highest number of affirmative votes will be elected. Proposals Nos. 2, 3 and 4 require the approval of the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum. Abstentions and broker non-votes (which may occur if a beneficial owner of stock whose shares are held in a brokerage or bank account fails to provide the broker or bank with voting instructions as to such shares) can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of Common Stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and, if possible, broker non-votes.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     Drew's Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal No.1), FOR the amendment to the Restated Certificate of Incorporation increasing the authorized shares (Proposal No. 2), and FOR ratification of the appointment of KMPG LLP as Drew's independent auditors for the fiscal year ending December 31, 2004 (Proposal No. 3).

PRINCIPAL HOLDERS OF VOTING SECURITIES

     Set forth below is information with respect to each person known to the Company on March 19, 2004 to be the beneficial owner of more than five percent of any class of the Company's voting securities, which consists of Common Stock only (including options):

                                                  AMOUNT AND
                                                   NATURE OF         APPROXIMATE
         NAME AND ADDRESS                          BENEFICIAL         PERCENT OF
        OF BENEFICIAL OWNER                        OWNERSHIP            CLASS
        ------------------                        -----------       ------------
 Edward W. Rose, III(1) .......................  1,700,500(2)            15.2%
   500 Crescent Court
   Dallas, Texas 75201

 L. Douglas Lippert(1) ........................    679,937(2)             6.1%
   2375 Tamiami Trail
   Suite 110
   Naples, Florida 34103

 FMR Corp.(1) .................................    959,000(3)             9.4%
   82 Devonshire Street
   Boston, Massachusetts 02108

 Wellington Management Company(1) .............    592,400(3)             5.8%
   75 State Street
   Boston, Massachusetts 02109

                                                        (FOOTNOTES ON NEXT PAGE)

-----------------
(1) The person named has sole voting and investment power with respect to such shares.
(2) See "VOTING SECURITIES--Security Ownership of Management."
(3) As of December 31, 2003.

     To the knowledge of the Company, other than persons acting as nominees or custodians for various stock brokerage firms and banks, which persons do not have beneficial ownership of the Common Stock, no other person owns of record or beneficially more than five percent of the voting securities of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

     Set forth below is information with respect to beneficial ownership at March 19, 2004 of the Common Stock (including options) by each Director, each of whom is a nominee for election, and by all Directors and Executive Officers of the Company as a group.

                                                             AMOUNT AND
                                                             NATURE OF         APPROXIMATE
         NAME AND ADDRESS                                    BENEFICIAL         PERCENT OF
        OF BENEFICIAL OWNER                                  OWNERSHIP            CLASS
        ------------------                                   -----------       ------------
 Leigh J. Abrams(1) .......................................   239,908(2)             2.1%
   200 Mamaroneck Avenue
   White Plains, New York 10601

 Edward W. Rose, III(1) ................................... 1,700,500(3)            15.2%
   500 Crescent Court
   Dallas, Texas 75201

 David L. Webster(1) ......................................   222,840(4)             2.0%
   4381 Green Oaks Blvd.
   Arlington, Texas 76016

 L. Douglas Lippert .......................................   679,937(5)             6.1%
   2375 Tamiami Trail
   Suite 110
   Naples, Florida 34103

 James F. Gero(1) .........................................   143,574(6)             1.3%
   11900 North Anna Cade Road
   Rockwall, Texas 75087

 Gene H. Bishop(1) ........................................   117,600(7)             1.1%
   1601 Elm Street, 47th Floor
   Dallas, Texas 75201

 Frederick B. Hegi, Jr. ...................................    31,927(8)             0.3%
   750 North St. Paul
   Dallas, Texas 75201

 David A. Reed ............................................     6,544(9)             0.1%
   1909 Cottonwod Valley Circle
   Irving, TX 75038

 All Directors and Executive Officers as a group
   (12 persons including the above-named) ................. 3,394,849(10)          30.3%

-----------------
(1) Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Securities Exchange Act, on May 31, 1989, the persons indicated, together with certain other persons, jointly filed a single
    Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

(2) Mr. Abrams has sole voting and dispositive power with respect to the shares owned by him. Includes 4,002 shares of Common Stock held by Mr. Abrams as Custodian under the New York Uniform Gifts to Minors Act for the benefit of a member of his immediate family. Mr. Abrams disclaims any beneficial interest in the shares held as Custodian. In November 1999 and November 2003, Mr. Abrams was granted options pursuant to the Company's Stock Option Plan to purchase, respectively, 50,000 shares of Common Stock at $9.3125 per share and 15,000 shares of Common Stock at $25.56 per share. Although no part of such options have been exercised, all shares subject to such options are included in the above table as beneficially owned.

(3) Mr. Rose has sole voting and dispositive power with respect to the shares owned by him. Includes deferred stock units representing 7,720 shares granted to Mr. Rose in lieu of cash compensation in payment of director's fees. Includes 168,000 shares owned by Cardinal Investment Company, Inc. Profit Sharing Plan, of which Mr. Rose is Trustee. Also includes 100,700 shares owned by Cardinal Partners, L.P., of which Cardinal Investment Company, Inc. is the general partner. Mr. Rose is the sole stockholder of Cardinal Investment Company, Inc. Excludes 100,000 shares of Common Stock held in trusts for the benefit of members of Mr. Rose's immediate family. Mr. Rose's wife has sole voting and investment power with respect to an additional 13,920 shares owned by her of record. Mr. Rose disclaims any beneficial interest in such shares. As a member of the Stock Option
     Committee, Mr. Rose was automatically awarded the following options, each of which is to purchase 5,000 shares of Common Stock: on December 31, 1999 at $9.204 per share; on December 31, 2000 at $5.679 per share; and on December 31, 2001 at $9.25 per share. In addition, on December 15, 2002 and December 15, 2003, Mr. Rose was granted options to purchase, respectively, 5,000 shares of Common Stock at $15.75 per share and 5,000 shares of Common Stock at $27.60 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(4) Mr. Webster has sole voting and dispositive power with respect to such shares. In November 1999 and November 2003, Mr. Webster was granted options pursuant to the Company's Stock Option Plan to purchase, respectively, 50,000 shares of Common Stock at $9.3125 per share and 15,000 shares of Common Stock at $25.56 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(5) Includes 239,622 shares held by L. Douglas Lippert as Trustee for trusts for the benefit of members of Mr. Lippert's immediate family, over which Mr. Lippert has sole voting and dispositive power. Mr. Lippert disclaims beneficial ownership of such shares. Pursuant to Rules 13-1(f)(1)-(2) of Regulation 13-D of the General Rules and Regulations under the Exchange Act, on October 17, 1997, Mr. Lippert, together with certain other persons, jointly filed a single Schedule 13-D Statement (as amended) with respect to the securities listed in the foregoing table. Such persons made the single, joint filing because they may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act, although neither the fact of the filing nor anything contained therein shall be deemed to be an admission by such persons that a group exists. In November 1999 and November 2003, Mr. Lippert was granted options pursuant to the Company's Stock Option Plan to purchase, respectively, 50,000 shares of Common Stock at $9.3125 per share and 5,000 shares of Common Stock at $25.56. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned. See "Voting Securities--Principal Holders of Voting Securities."

(6) Mr. Gero shares voting and dispositive power with respect to such shares with his wife. Includes deferred stock units representing 4,414 shares granted to Mr. Gero in lieu of cash compensation in payment of director's fees. As a member of the Stock Option Committee, Mr. Gero was automatically awarded the following options each of which is to purchase 5,000 shares of Common Stock: on December 31, 1999 at $9.204 per share; on December 31, 2000 at $5.679 per share; and on December 31, 2001 at $9.25 per share. In addition, on December 15, 2002 and

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

     December 15, 2003, Mr. Gero was granted options to purchase, respectively, 5,000 shares of Common Stock at $15.75 per share and 5,000 shares of Common Stock at $27.60 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(7) Includes 2,000 shares owned by Mr. Bishop's children. Mr. Bishop has sole voting and dispositive power with respect to such shares. As a member of the Stock Option Committee, Mr. Bishop was automatically awarded the following options each of which is to purchase 5,000 shares of Common
     Stock: on December 31, 1999 at $9.204 per share; on December 31, 2000 at $5.679 per share; and on December 31, 2001 at $9.25 per share. In addition, on December 15, 2002, and December 15, 2003, Mr. Bishop was granted options to purchase, respectively, 5,000 shares at $15.75 per share and 5,000 shares at $27.60 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(8) Mr. Hegi has sole voting and dispositive power with respect to such shares. Includes deferred stock units representing 4,426 shares granted to Mr. Hegi in lieu of cash compensation in payment of director's fees. On December 15, 2002 and December 15, 2003, Mr. Hegi was granted options to purchase, respectively, 5,000 shares at $15.75 per share and 5,000 shares of Common Stock at $27.60 per share. Although no part of such options has been exercised, all shares subject to such options are included in the above table as beneficially owned.

(9) Mr. Reed has sole voting and dispositive power with respect to such shares. Includes deferred stock units representing 544 shares granted to Mr. Reed in lieu of cash compensation in payment of director's fees. On December 15, 2003, Mr. Reed was awarded an option to purchase 5,000 shares of Common
     Stock at $27.60 per share. Although no part of such option has been exercised, all shares subject to such option are included in the above table as beneficially owned.

(10) Includes 423,104 shares subject to options and deferred stock units.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the exchange on which the securities are traded. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, the Company believes that during 2003 all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder during 2003 other than Edward W. Rose, III, and L. Douglas Lippert, directors) were complied with.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     It is proposed to elect a Board of eight directors to serve until the next annual election or until their successors are elected and qualify.

     Unless contrary instructions are indicated, the persons named as proxies in the form of Proxy solicited from holders of the Common Stock will vote for the election of the nominees indicated below. All such nominees are presently directors of the Company. If any such nominees should be unable or unwilling to serve, the persons named as proxies will vote for such other person or persons as may be proposed by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve.

     The following table lists the current directors of the Company, each of whom is a nominee proposed by Management for election by the holders of the Common Stock, all other positions and offices with the Company presently held by them, and their principal occupations, in each case as furnished by them to the Company.

               NAME AND AGE                                                                        DIRECTOR
                OF NOMINEE                                         POSITION                          SINCE
              --------------                                       --------                        --------
     Leigh J. Abrams .............................   President, Chief Executive
       (Age 61)                                      Officer and Director.                           1984

     Edward W. Rose, III .........................   Chairman of the Board of
       (Age 63)                                      Directors.                                      1984

     David L. Webster ............................   Chairman, President and Chief
       (Age 68)                                      Executive Officer of Kinro, Inc.
                                                     and Director.                                   1984

     L. Douglas Lippert ..........................   Chairman of Lippert
       (Age 56)                                      Components, Inc., and Director.                 1997

     James F. Gero ...............................   Director.                                       1992
       (Age 59)

     Gene H. Bishop ..............................   Director.                                       1995
       (Age 74)

     Frederick B. Hegi, Jr. ......................   Director.                                       2002
       (Age 60)

     David A. Reed ...............................   Director.                                       2003
       (Age 56)

     LEIGH J. ABRAMS, since April 2001, has also been a director of Impac Mortgage Holdings, Inc., a publicly-owned specialty finance company organized as a real estate investment trust.

     EDWARD W. ROSE, III, for more than the past five years, has been President and sole stockholder of Cardinal Investment Company, Inc., an investment firm. Mr. Rose also serves as a director of the following public companies: Liberte Investors Inc., engaged in real estate loans and investments; and ACE Cash
Express, Inc., engaged in check cashing services. From April 1999 to January 2003, Mr. Rose was a director of TX C.C., Inc., a privately-owned restaurant chain, against which an involuntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code was filed on February 21, 2003 in the U.S. Bankruptcy Court for the Northern District of Texas. A plan of reorganization was confirmed on January 28, 2004. Cardinal Investment Company, Inc., of which Mr. Rose is the sole stockholder, was an indirect General Partner of MJ Designs, L.P., a privately-owned retailer of arts and crafts products, which filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in January 2003 in the U.S. Bankruptcy Court for the Northern District of Texas.

     DAVID L. WEBSTER, since November 1980, has been President and Chief Executive Officer of Kinro, Inc., a subsidiary of the Company ("Kinro"), and has been Chairman of Kinro since November 1984.

     L. DOUGLAS LIPPERT, from October 1997 until February 2003 was Chairman, President and Chief Executive Officer of Lippert Components, Inc. Effective February 5, 2003, Jason D. Lippert, the son of L. Douglas Lippert, was appointed as President and Chief Executive Officer of Lippert Components, Inc., and L. Douglas Lippert continues as Chairman.

     JAMES F. GERO,  since March 1992,  has been  Chairman  and Chief  Executive
Officer of Sierra Technologies, Inc., a manufacturer of defense systems technologies, and a director of its affiliates. Mr. Gero also serves as a director of Orthofix International, N.V., a publicly-owned international supplier of orthopedic devices for bone fixation and stimulation, and as a director of Intrusion.com, Inc., a publicly-owned supplier of security software.

     GENE H. BISHOP, from March 1975 until July 1990, was Chief Executive Officer of MCorp, a bank holding company, and from October 1990 to November 1991, was Vice Chairman and Chief Financial Officer of Lomas Financial
Corporation, a financial services company. From November 1991 until his retirement in October 1994, Mr. Bishop served as Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company. Mr. Bishop also serves as a director of Liberte Investors Inc., engaged in real estate loans and investments.

     FREDERICK B. HEGI, JR., is a founding partner of Wingate Partners, including the indirect general partner of each of Wingate Partners L.P. and Wingate Partners II, L.P. Since May 1982, Mr. Hegi has served as President of Valley View Capital Corporation, a private investment firm. He is a director of the following publicly-owned companies: Lone Star Technologies, Inc., a diversified company engaged in the manufacture of tubular products; Texas Capital Bancshares, Inc., a regional and Internet bank; and is Chairman of the Board of United Stationers, Inc., a publicly-owned wholesale distributor of business products. Mr. Hegi was also Chairman, President and Chief Executive Officer of Kevco, Inc., a publicly-owned distributor of building products to the manufactured housing and recreational vehicle industries, which filed for protection under Chapter 11 of the United States Bankruptcy Code on February 5, 2001, later converted to a Chapter 7 liquidation.

     DAVID A. REED, is Managing Partner of Causeway Capital Partners, L.P., a privately-owned investment partnership. Mr. Reed retired as Senior Vice Chair for Ernst & Young LLP in 2000 where he held several senior U.S. and global operating, administrative and marketing roles in his 26-year tenure with the firm. He served on Ernst and Young LLP's Management Committee and Global Executive Council from 1991-2000. Mr. Reed also serves as a director of Texas Industries, Inc., a publicly-owned company that supplies construction materials.

OTHER EXECUTIVE OFFICERS

     FREDRIC M. ZINN, not a nominee for election as a director, has been Chief Financial Officer of the Company for more than the past five years, and Executive Vice President of the Company since February 2001. Mr. Zinn is a Certified Public Accountant.

     JASON D. LIPPERT, not a nominee for election as a director, has been President and Chief Executive Officer of Lippert Components, Inc., a subsidiary of the Company, since February 5, 2003. From May 2000, Mr. Lippert was Executive Vice President and Chief Operating Officer of Lippert Components, Inc., and from 1998 until 2000, Mr. Lippert served as Regional Director of Operations of Lippert Components, Inc.

     JOHN F. CUPAK, not a nominee for election as a director, has been Secretary as well as Director of Taxation and Internal Audit of the Company since May 2003. For more than the five years prior thereto, Mr. Cupak was Controller of the Company.

     JOSEPH S. GIORDANO III, not a nominee for election as a director, has been Corporate Controller and Treasurer of the Company since May 2003. From July 1998 to August 2002, Mr. Giordano was a Senior Manager at KPMG LLP, and from August 2002 to April 2003 was a Senior Manager at Deloitte & Touche LLP. Mr. Giordano is a Certified Public Accountant.

     Directors of the Company serve until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. Executive officers serve at the discretion of the Board of Directors. To the knowledge of the Company, no executive officer or director is related by blood, marriage or adoption to any other, except that L. Douglas Lippert, Chairman of Lippert Components, Inc. is the father of Jason D. Lippert, who was appointed President and Chief Executive Officer of Lippert Components, Inc. on February 5, 2003. Each of the nominees named above was elected to his present term of office at the Annual Meeting of Stockholders held on May 21, 2003, except that Mr. Reed was appointed as a director by the Board of Directors following the Annual Meeting of Stockholders.

CORPORATE GOVERNANCE AND RELATED MATTERS

     STATEMENT REGARDING CORPORATE GOVERNANCE

     The Company regularly monitors developments in the area of corporate governance, including the Sarbanes-Oxley Act of 2002 and rules proposed by the SEC and the New York Stock Exchange. The Company complies with all new laws and rules applicable to corporate governance, and has continually implemented "best practices" as the Company deems appropriate to protect and enhance stockholders' interests.

     The Company received notification in November 2003 from Institutional Stockholders Services, Inc. ("ISS"), a Rockville, Maryland-based independent research firm that advises institutional investors, that the Company's corporate governance policies outranked 99.9 percent of all companies listed in the Russell 3000 index. The Company has no business relationship with ISS.

     BOARD OF DIRECTORS

     The Board is elected annually by the Company's stockholders, and each director is nominated for election every year. The Company does not have cumulative voting. The Board currently consists of three directors who are employed by the Company and five non-employee directors. None of the non-employee directors, or any members of their immediate families, have any transactions or relationships with the Company or its subsidiaries. Accordingly, each non-employee director meets the "independence" standards of New York Stock Exchange. The non-employee directors have complete access to, and are encouraged to communicate with, the Company's Chief Executive Officer and any other executives of the Company. During the year ended December 31, 2003, the Board of Directors held ten meetings. All directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and the Board committees on which they served.

     Board members are expected to attend the Company's annual meetings. At the Company's 2003 annual meeting, all members of the Board, each of whom were nominees for re-election, were present. It is anticipated that all Board members will be present at the 2004 annual meeting.

     Any stockholder who wishes to communicate with the Board of Directors or any member of the Board may do so electronically by sending an e-mail to drew@drewindustries.com or by writing to any director at the address provided under the director's name in Proposal 1. "Election of Directors--Security Ownership of Management."

     BOARD COMMITTEES

     The Company has three standing committees of the Board of Directors: the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee. All members of each Committee are non-employee directors who meet the "independence" and experience standards of the New York Stock Exchange. Each Committee functions pursuant to a written Charter and written Key Practices adopted by the Board of Directors.

     The Company's Governance Principles, as well as the Charters and Key Practices of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee, in addition to the Company's
Guidelines for Business Conduct and Code of Ethics for Senior Financial Officers, can be accessed on the Company's website at www.drewindustries.com. A copy of any corporate governance document will be furnished, without charge, upon written request to Secretary, Drew Industries Incorporated, 200 Mamaroneck Avenue, Suite 301, White Plains, New York 10601. Information on our website is not incorporated by referenced into this Proxy Statement.

     AUDIT COMMITTEE. The purpose of the Audit Committee of the Board of Directors is to assist the Board in its oversight of (i) the integrity of the financial statements of the Company, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and qualifications of the independent auditor, and (iv) the performance of the Company's internal audit function, and the independent auditor. The Committee also prepares an annual report for inclusion in the Company's Proxy Statement. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditor.

     The Audit Committee of the Board of Directors  currently  consists of David
A. Reed, James F. Gero, and Frederick B. Hegi, Jr. Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an "audit committee financial expert" as defined by the Securities and Exchange Commission. This Committee held six meetings during the year ended December 31, 2003.

     CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. The purpose of the Corporate Governance and Nominating Committee of the Board of Directors is to assist the Board in (i) identifying qualified individuals to become Board members, (ii) determining the composition of the Board of Directors and its Committees, (iii) monitoring a process to assess Board effectiveness, (iv) developing and implementing the Company's corporate governance principles, (v) evaluating potential candidates for executive positions, and (vi) overseeing the development of executive succession plans.

     The Corporate  Governance and Nominating  Committee  currently  consists of
Frederick B. Hegi, Jr., Gene H. Bishop, James F. Gero, and David A. Reed. Mr. Hegi serves as Chairman of the Committee. This Committee held six meetings during the year ended December 31, 2003.

     The Corporate Governance and Nominating Committee considers candidates for Board membership suggested by members of the Committee and other Board members, as well as management and stockholders. In this connection, the Committee considers the composition of the Board with respect to experience, balance of professional interests, required expertise and other factors. The Committee uses the same criteria for evaluating candidates nominated by stockholders as it does for those proposed by other Board members or management. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Company's Governance Principles: (a) should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders; (b) should have an inquisitive and objective perspective, practical wisdom and mature judgment; (c) must be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; (d) should be committed to serving on the Board for an extended period of time; (e) should be prepared to resign in the event of any significant change in his or her personal circumstance which may impair his or her ability to effectively serve on the Board; (f) directors who also serve as CEOs or in equivalent positions should not serve on more than two Boards of public companies in addition to the Company's Board; and (g) directors who are not CEOs or equivalent should not serve on more than four Boards of public companies in addition to the Company's Board.

     The Corporate Governance and Nominating Committee met subsequent to the end of 2003 to recommend to the Board each of the nominees for election as directors as set forth herein. Stockholders may recommend a prospective nominee for consideration by the Corporate Governance and Nominating Committee by sending the candidate's name and qualifications, in writing, to the Secretary at Drew Industries Incorporated, 200 Mamaroneck Avenue, Suite 301, White Plains, New York 10601. Recommendations must be received by February 2, 2005 in order for a candidate to be considered for election at the 2005 annual meeting.

     COMPENSATION COMMITTEE. The purpose of the Compensation Committee of the Board of Directors is: (i) to assist the Board in discharging its responsibilities in respect of compensation of the Company's executive officers; and (ii) to prepare an annual report on executive compensation for inclusion in the Company's Proxy Statement.

     The Compensation Committee currently consists of James F. Gero, Edward W. Rose, III, and Gene H. Bishop. Mr. Gero serves as Chairman of the Committee.

     The Compensation Committee is responsible for reviewing the performance and development of the Company's management in achieving corporate goals, and to ensure that the Company's senior executives are compensated consistent with the long-term objectives of the Company as well as competitive practices. This Committee provides oversight and guidance in the development of compensation and benefit programs for senior executives of the Company, reviews and sets the compensation of the Company's Chief Executive Officer, recommends to the Board compensation of other senior executives, including salary, bonus, incentive compensation and equity awards, administers the Company's 2002 Equity Award and Incentive Plan, approves equity awards, and determines the compensation of directors. This Committee held three meetings during the year ended December 31, 2003. During 2003, the Committee retained an independent executive compensation firm to advise it in respect of compensation of the Company's executive officers.

     STOCK OPTIONS

     It has been, and will continue to be, the Company's policy to obtain stockholder approval for any equity-based compensation plans for directors, officers and employees. Moreover, the Company does not re-price stock options. Commencing January 1, 2002, the Company expenses the fair value of stock options and other stock compensation granted after January 1, 2002 over the vesting period.

     EMPLOYEES AND DIRECTORS GUIDELINES FOR BUSINESS CONDUCT

     The Company has Guidelines for Business Conduct which all management employees and directors are required to follow in conducting the Company's business, and a Code of Ethics for Senior Financial Officers governing the conduct of its financial officers. The Company has established a method, included in its Guidelines for Business Conduct, by which employees can make anonymous and confidential reports about the Company's accounting practices, internal controls, auditing matters, or any other concerns they may have.

     DISCLOSURE COMMITTEE

     The Company has established a Disclosure Committee comprised of executive, financial and operating management personnel and the Company's legal counsel. The function of the Disclosure Committee is to develop and implement disclosure controls and procedures intended to ensure that information required to be disclosed by the Company in public reports is made available to management and reported within the specified time periods. Each quarter, the Company's management personnel are required to certify in writing whether or not any matters arose that should be considered for disclosure.

                          -----------------------------
                          REPORT OF THE AUDIT COMMITTEE
                          -----------------------------

     The Audit Committee of the Board of Directors  currently  consists of David
A. Reed, James F. Gero, and Frederick B. Hegi, Jr. (the "Committee"). Mr. Reed serves as Chairman of the Committee and has been determined by the Board of Directors to be an "audit committee financial expert" as defined by the SEC. The Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and to issue a report thereon. As set forth in its Charter, the Committee acts only in an oversight capacity and relies on the work and assurances of management as well as the independent auditors.

     The Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent auditors also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm's independence.

     The Committee considered whether non-audit services provided by the independent auditors are compatible with maintaining the auditor's independence. The Committee concluded that non-audit services provided by KPMG LLP during the year ended December 31, 2003, which consisted of tax planning and compliance, and other audit-related services, were compatible with KPMG LLP's independence.

     Based on the Committee's discussion with management and the independent auditors, the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

                                                            AUDIT COMMITTEE
                                                        David A. Reed, Chairman
                                                             James F Gero
                                                        Frederick B. Hegi, Jr.


     THE FOREGOING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC NOR SHALL THIS INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EACH AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO A FILING.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION

     The following table sets forth the annual and long-term cash and noncash compensation for each of the last three calendar years awarded to or earned by the President and Chief Executive Officer of the Company and the Company's four other most highly compensated executive officers (such five executive officers collectively, the "named executive officers") during the year ended December 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION       LONG-TERM COMPENSATION AWARDS
                                       ---------------------------   -------------------------------
                                                                       AWARDS                PAYOUTS
                                                                     ----------              -------
                                                            OTHER
                                                            ANNUAL   RESTRICTED  SECURITIES            ALL OTHER
NAME AND                                                    COMPEN-     STOCK    UNDERLYING   LTIP      COMPEN-
PRINCIPAL POSITION              YEAR    SALARY    BONUS(1)  SATION     AWARDS      OPTIONS   PAYOUTS    SATION
-----------------               ----   --------  ------------------  ----------   --------- --------  ----------
Leigh J. Abrams(2)               2003  $400,000  $401,315   $ 9,307       --       15,000        --     $8,000
 President and Chief             2002   400,000   252,058     9,596       --           --        --      8,000
 Executive Officer               2001   400,000    32,022     9,567       --           --        --      5,250

David L. Webster(3)              2003  $400,000  $657,200   $11,492       --       15,000        --     $8,000
 Chairman, President and         2002   400,000   849,400    11,185       --           --        --      8,000
 CEO of Kinro, Inc.              2001   400,000   623,000    11,009       --           --        --      5,250

L. Douglas Lippert(4)(5)         2003  $400,000  $455,900   $12,000       --        5,000        --     $8,000
 Chairman, and until             2002   400,000         0    12,000       --           --        --      8,000
 February 5, 2003                2001   400,000         0    12,000       --           --        --      6,800
 President and CEO of
 Lippert Components, Inc.

Jason D. Lippert(5)              2003  $300,000  $542,800    $9,000       --       15,000        --     $7,729
 President and Chief             2002   202,500   200,000     9,000       --           --        --      8,000
 Executive Officer of
 Lippert Components, Inc.,
 since February 5, 2003

Fredric M. Zinn(6)               2003  $200,000  $198,779   $13,888       --       15,000        --     $8,000
 Executive Vice President        2002   180,000   172,877    14,074       --           --        --      8,000
 and Chief Financial Officer     2001   160,000   161,583    14,030       --       12,000        --      5,250

---------------
(1) Messrs. Abrams, Webster, Zinn and Jason D. Lippert receive payments pursuant to a discretionary retirement bonus program. These bonuses must be used to purchase specified tax deferred annuities and/or cash value life insurance. For 2003, Mr. Abrams received $30,000, Mr. Webster received $50,000, Mr. Zinn received $23,779 and Jason D. Lippert received $10,000 pursuant to the discretionary retirement bonus program.

(2) For 2003, Mr. Abrams was entitled to receive performance-based incentive compensation equal to 2 1/2% of the amount by which the Company's income before income taxes and extraordinary items, subject to certain adjustments, exceeded the threshold of $16,463,000. Based on this formula, for 2003, Mr. Abrams was entitled to receive performance-based incentive compensation of $371,315. For 2002 and 2001, the thresholds were $16,463,000 and $14,714,000, respectively, and Mr. Abrams received $222,058 and $2,022, respectively.

(3) Effective September 1, 1999, Kinro extended and amended its employment agreement with Mr. Webster which provides for Mr. Webster's employment through December 31, 2004. For 2003, Mr. Webster was entitled to receive 5.0% of the amount by which the Operating Profit of Kinro (as defined) exceeded the threshold of $7,522,000. Based on this formula, for 2003, Mr. Webster's performance-based incentive compensation was $607,200. Based on this formula and a threshold of $7,522,000, for 2002, Mr. Webster's performance-based incentive compensation was $799,400. For 2001, the formula was based on a threshold of $7,325,000,

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

     and Mr. Webster received performance-based incentive compensation of $573,000.

(4) On October 7, 1997, Mr. Lippert entered into an Employment and Non-Competition Agreement with Lippert Components, Inc. ("LCI"), as amended, providing for Mr. Lippert to serve, through December 31, 2003, as President and Chief Executive Officer of Lippert Components, Inc. Mr. Lippert receives annual salary of $400,000 plus, subject to certain conditions, performance-based incentive compensation equal to 5% of the amount by which the operating profits of LCI and its subsidiaries (as defined in the Agreement) exceeds $10.1 million. In accordance with this formula, for 2003 Mr. Lippert's performance-based incentive compensation was $455,900. Mr. Lippert did not receive performance-based incentive compensation for prior years because LCI did not achieve the threshold operating profits.

(5) On February 5, 2003, Jason D. Lippert was appointed President and Chief Executive Officer of LCI and its affiliates, and L. Douglas Lippert continued as Chairman. On December 31, 2003 L. Douglas Lippert's employment agreement with LCI expired. On January 2, 2004, the Company entered into an Employment Agreement with L. Douglas Lippert for a period of three years, upon terms providing for him to continue as Chairman with a declining amount of services in exchange for a declining amount of salary over the term of the agreement, together with certain benefits, but without incentive compensation.

     Effective February 5, 2003, LCI and its affiliates entered into an employment agreement with Jason D. Lippert to serve as President and Chief Executive Officer for a period of three years. Pursuant to the agreement, for calendar 2003, Jason Lippert received base salary of $300,000, and will be entitled to base salary of $400,000 for 2004 and 2005. In addition, for 2003, Jason Lippert was entitled to receive 5.0% of the amount by which the operating profit of the LCI Entities (as defined) exceeded $8.0 million. In accordance with this formula, for 2003, Jason Lippert's performance-based incentive compensation was $532,800, after giving effect to a capital charge as provided in the employment agreement. At least 60% of the amount of the incentive compensation in excess of $400,000 is required to be paid in restricted shares of the Company's stock. Jason Lippert elected to receive $132,800 or 100% of this amount in restricted shares of the Company's stock.

(6) On September 12, 2003, the Company entered into a Change of Control Agreement with Mr. Zinn, Chief Financial Officer and Executive Vice President of the Company, who has been an officer of the Company since 1986. The agreement provides for severance payable upon a Company-initiated termination within one year following, or 120 days prior to, a change of control, or a termination initiated by Mr. Zinn with good reason (defined as a reduction in Mr. Zinn's compensation or a material change in Mr. Zinn's authority and duty) within six months following a change of control. Change of control includes acquisition of 30% or more of the Company's voting securities, or stockholder approval of a merger resulting in a change in voting control of more than 50% of the voting power of the Company's existing securities, or if Edward W. Rose, III ceases to own at least 10% of the Company's voting securities, or liquidation of the Company.

     The agreement provides that Mr. Zinn will receive his then effective compensation for a period of two years if he is involuntary terminated, or one year if he voluntarily terminates for good reason, subject to certain adjustments, and certain other benefits.

EQUITY AWARD AND INCENTIVE PLAN

     On May 16, 2002, stockholders approved the Drew Industries Incorporated 2002 Equity Award and Incentive Plan (the "2002 Plan") which replaced the Amended and Restated Stock Option Plan initially approved by stockholders in 1995.

     The following is a brief description of the material features of the 2002 Plan. This description is qualified in its entirety by reference to the full text of the Plan.

     SHARES AVAILABLE AND AWARD LIMITATIONS. Subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events, the total shares available at December 31, 2003 under the 2002 Plan is 1,494,486 shares (of which 1,001,427 shares are subject to outstanding options and 493,059 shares are available for future grant) or 14.6% of the Company's shares outstanding on December 31, 2003, assuming exercise of all options and awards outstanding and available. Shares delivered under the 2002 Plan may be either newly issued or treasury shares.

     The 2002 Plan includes a limitation on the amount of Awards that may be granted to any one Participant in a given year to qualify Awards as "performance-based" compensation not subject to the limitation on deductibility under Internal Revenue Code Section 162(m). Under this annual per-person limitation, no Participant may in any year be granted share-denominated Awards under the 2002 Plan relating to more than his or her "Annual Limit" for each type of Award. The Annual Limit is 50,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. Options, stock appreciation rights ("SARs"), restricted stock, deferred stock and bonus stock, are separate types of awards subject to a separate limitation. In the case of Awards not relating to shares in a way in which the share limitation can apply, no Participant may be granted Awards authorizing the earning during any year of an amount that exceeds the Participant's Annual Limit, which is $1,200,000, plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year. The Annual Limit for non-stock-based Awards of $1,200,000 is separate from the Annual Limit of 50,000 shares for each type of stock-based Award.

     No shares authorized under the 2002 Plan will be used for any award which could be characterized as a "repricing" of outstanding options.

     ELIGIBILITY. Executive officers and other employees of the Company and its subsidiaries, and non-employee directors, consultants and others who provide substantial services to the Company and its subsidiaries, are eligible to be granted Awards under the 2002 Plan.

     ADMINISTRATION. The 2002 Plan is administered by the Compensation Committee (the "Committee"), except that the Board of Directors ("Board") may appoint any other committee to administer the 2002 Plan and may itself act to administer the Plan. The Board performs the functions of the Committee for purposes of granting Awards to non-employee directors. Subject to the terms and conditions of the 2002 Plan, the Committee is authorized to select Participants, determine the type and number of Awards to be granted and the number of shares to which Awards will relate or the amount of a performance award, specify times at which Awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the Plan, and make all other determinations which may be necessary or advisable for the administration of the 2002 Plan. Nothing in the 2002 Plan precludes the Committee from authorizing payment of other compensation, including bonuses based upon performance, to officers and employees, including the executive officers. The 2002 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2002 Plan.

     STOCK OPTIONS AND SARs. The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the Participant, and non-qualified stock options, and SARs entitling the Participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The exercise price of an option and the grant price of an SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant (except as described below). At the discretion of the Committee, options may be exercised by payment of the exercise price in cash, shares or other property (including broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee.

     RESTRICTED AND DEFERRED STOCK. The Committee is authorized to make Awards of restricted stock and deferred stock. Prior to the end of the restricted period, shares received as restricted stock may not be sold or disposed of by Participants, and may be forfeited in the event of termination of employment. The restricted period generally is established by the Committee. An Award of restricted stock entitles the Participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. Except in the event of a change of control (as defined in the 2002 Plan), restricted stock may not be transferred prior to the first anniversary of the grant thereof. Deferred stock gives Participants the right to receive shares at the end of a specified deferral period, subject to forfeiture of the Award in the event of termination of employment under certain circumstances prior to the end of a specified period (which need not be the same as the deferral period). Prior to settlement, deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership.

     BONUS SHARES, AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of the Company's obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify. The number of shares granted to an executive officer or non-employee director in place of salary, fees or other cash compensation must be reasonable, as determined by the Committee.

     PERFORMANCE-BASED AWARDS. To avoid the limitations on deductibility under Internal Revenue Code Section 162(m), the Committee may require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition of Awards being granted or becoming exercisable or settleable under the 2002 Plan, or as a condition to accelerating the timing of such events. The Committee may specify that any such criteria will be measured before or after extraordinary or non-recurring items, before or after service fees, or before or after payments of Awards under the 2002 Plan.

     OTHER TERMS OF AWARDS. Awards may be settled in cash, shares, other Awards or other property, in the discretion of the Committee. The Committee may require or permit Participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest on any deferred amounts. The Committee may condition Awards on the payment of taxes such as by withholding a portion of the shares or other property to be distributed (or receiving previously acquired shares or other property surrendered by the Participant) in order to satisfy tax obligations. Awards granted under the 2002 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the Participant's death, except that the Committee may permit transfers in individual cases, including for estate planning purposes.

     VESTING, FORFEITURES, AND ACCELERATION. The Committee may, in its discretion determine the vesting schedule of options and other Awards, the circumstances that will result in forfeiture of the Awards, the post-termination exercise periods of options and similar Awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any Award. In addition, the 2002 Plan provides that, in the event of a Change in Control of the Company, outstanding Awards will immediately vest and be fully exercisable, any restrictions, deferral of settlement and forfeiture conditions of such Awards will lapse, and goals relating to performance-based awards will be deemed met or exceeded to the extent specified in the performance-award documents. A Change in Control means generally (i) any person or group becomes a beneficial owner of 30% or more of the voting power of the Company's voting securities, (ii) a change in the Board's membership such that the current members, or those elected or nominated by vote of a majority of the current members and successors elected or nominated by them, cease to represent a majority of the Board in any period of less than two years, (iii) certain mergers or consolidations reducing the percentage of voting power held by stockholders prior to such transactions to under 51%, (iv) stockholder approval of a sale or liquidation of all or substantially all of the assets of the Company and (v) upon the sale of all or substantially all of the Company's assets.

     AMENDMENT AND TERMINATION OF THE 2002 PLAN. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Plan or the Committee's authority to grant awards thereunder without stockholder approval unless stockholder approval is required by law, regulation, or stock exchange rule. Under these provisions, stockholder approval will not necessarily be required for amendments that might increase the cost of the 2002 Plan. However, stockholder approval is required for any amendment which may (a) increase the maximum number of shares of stock covered by the Plan or change the class of employees who are Eligible Persons;
(b) reduce the exercise price for any stock options below the fair market value of the Common Stock on the date of the grant of such option; (c) extend beyond 10 years from the date of the grant the period within which any Award may be exercised; (d) extend the period during which Awards may be granted; or (e) increase the Annual Limit. No awards may be made after the tenth anniversary of the effective date of the plan. Unless earlier terminated, the 2002 Plan will terminate at such time that no shares reserved under the 2002 Plan remain available and the Company has no further rights or obligations with respect to any outstanding Award.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2003

                                                                                        NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                                                  WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                      NUMBER OF SECURITIES TO     EXERCISE PRICE OF      EQUITY COMPENSATION
                                      BE ISSUED UPON EXERCISE        OUTSTANDING          PLANS (EXCLUDING
                                      OF OUTSTANDING OPTIONS,     OPTIONS, WARRANTS    SECURITIES REFLECTED IN
PLAN CATEGORY                         WARRANTS AND RIGHTS (a)      AND RIGHTS (b)            COLUMN (a))
--------------                        -----------------------     -----------------    -----------------------
Equity compensation
 plans approved by
 shareholders .......................       1,001,427(1)                  $15.61(1)             493,059

Equity compensation
 plans not approved by
 shareholders .......................               0                          0                      0
                                          --------------             --------------        --------------
Total ...............................       1,001,427(1)                  $15.61(1)             493,059
                                          ==============             ==============        ==============

---------------
(1) Includes 17,107 deferred stock units issued in lieu of cash compensation in payment of directors' fees. For purposes of the Weighted-Average Exercise Price computation, such deferred stock units have a zero exercise price.

OPTION GRANTS IN 2003

     The following table summarizes stock options granted during 2003 to the named executive officers.

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                                                                                           PRICE APPRECIATION
                                                     INDIVIDUAL GRANTS                       FOR OPTION TERM
                                   ---------------------------------------------------- ------------------------
                                     NUMBER OF   % OF TOTAL
                                      SHARES       OPTIONS
                                    UNDERLYING   GRANTED TO
                                      OPTIONS     EMPLOYEES    EXERCISE    EXPIRATION
NAME                                  GRANTED      IN 2003       PRICE        DATE           5%           10%
-------                             ----------   ----------   ----------   ----------    ----------   ----------
Edward W. Rose, III ..............     5,000        1.3%         $27.60      12/15/09     $ 46,933      $106,475
Leigh J. Abrams ..................    15,000        3.8%         $25.56      11/13/09      130,393       295,816
David L. Webster .................    15,000        3.8%         $25.56      11/13/09      130,393       295,816
L. Douglas Lippert ...............     5,000        1.3%         $25.56      11/13/09       43,464        98,605
Jason D. Lippert .................    15,000        3.8%         $25.56      11/13/09      130,393       295,816
Fredric M. Zinn ..................    15,000        3.8%         $25.56      11/13/09      130,393       295,816

YEAR-END OPTION VALUES

     The following table presents the value of unexercised options held by the named executive officers at December 31, 2003.

                                                                      NUMBER OF           VALUE OF UNEXERCISED
                                                                SECURITIES UNDERLYING         IN-THE-MONEY
                                                               UNEXERCISED OPTIONS AT          OPTIONS AT
                                      SHARES                      DECEMBER 31, 2003       DECEMBER 31, 2003(1)
                                     ACQUIRED        VALUE         EXERCISABLE (E)           EXERCISABLE (E)
           NAME                     ON EXERCISE    REALIZED       UNEXERCISABLE (U)         UNEXERCISABLE (U)
           -----                    -----------    --------    ----------------------     ---------------------
Leigh J. Abrams .................       10,000      $31,250           40,000(E)               $739,500(E)
                                            --           --           25,000(U)               $218,475(U)
David L. Webster ................       15,000      $46,875           40,000(E)               $739,500(E)
                                            --           --           25,000(U)               $218,475(U)
L. Douglas Lippert ..............           --           --           40,000(E)               $739,500(E)
                                            --           --           15,000(U)               $196,075(U)
Jason D. Lippert ................        1,800      $10,755           28,800(E)               $543,620(E)
                                            --           --           36,200(U)               $431,305(U)
Fredric M. Zinn .................       10,000     $100,663           11,800(E)               $222,673(E)
                                            --           --           25,200(U)               $225,203(U)

---------------
(1) Market value of Common Stock at December 31, 2003 ($27.80) minus the exercise price.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive additional or special compensation for serving as directors.

     The following table sets forth the cash compensation paid to non-employee directors during 2003.

                                                                      BOARD OR
                                                                 COMMITTEE CHAIRMAN          OTHER DIRECTORS
                                                                 ------------------           -------------
Director Annual Fee ...........................................      $48,000(1)                $24,000
Director Fee Per Board Meeting ................................      $ 2,000                   $ 1,000
Audit Committee Annual Fee ....................................      $ 5,000(2)                   --
Audit Committee Fee per Meeting ...............................      $ 2,000                   $ 1,500
Compensation Committee Annual Fee .............................      $ 2,500
Compensation Committee Fee per Meeting ........................      $ 1,500(3)                $ 1,000
Corporate Governance and Nominating
 Committee Annual Fee .........................................      $ 2,500
Corporate Governance and Nominating
 Committee Fee per Meeting ....................................      $ 1,500(3)                $ 1,000

---------------
(1) In addition, in 2003, Edward W. Rose, III, Chairman of the Board of Directors, received $30,000 pursuant to a discretionary retirement bonus program intended to provide retirement income.
(2) In 2004, the annual fee for the Chairman of the Audit Committee was increased to $10,000 from $5,000 in 2003.
(3) In 2004, the annual fee to be paid to the Chairmen of both the Compensation Committee and the Corporate Governance and Nominating Committee will be increased to $5,000.

     To encourage directors' long-term ownership of the Common Stock of the Company, the 2002 Plan provides that directors may elect to accept deferred stock units in lieu of cash compensation in payment of directors' fees. The number of stock units, credited at the fair market value of the stock on the date credited, is equivalent to 115% of the deferred fee. The deferred stock units are distributed in the form of shares of the Common Stock of the Company after a period of two years from the date credited, subject to earlier death, disability or termination of service as a director without cause. After the initial two-year deferral period, the director may elect each year, by notice one year before expiration of the deferral period, to extend the deferral for an additional one year. Until shares representing the deferred stock are distributed, the director does not have any rights of a stockholder of the Company with respect to such shares. To date, three directors have elected to receive 100% of their fees in deferred stock units and one director has elected to receive 30% of his fees in deferred stock units resulting in an aggregate of 17,107 deferred stock units outstanding at December 31, 2003.

EMPLOYMENT AND CHANGE OF CONTROL CONTRACTS

     See footnotes 3 through 6 to the Summary Compensation Table for information regarding (i) employment agreements between (a) Kinro, Inc., a subsidiary of the Company, and David L. Webster, Chairman, President and Chief Executive Officer of Kinro and a director of the Company, (b) Lippert Components, Inc., a subsidiary of the Company, and L. Douglas Lippert, Chairman of Lippert Components, Inc. and a director of the Company, (c) Lippert Components, Inc. and Jason D. Lippert, President and Chief Executive Officer of Lippert Components, Inc., and (ii) a change of control agreement between the Company and Fredric M. Zinn, Chief Financial Officer and Executive Vice President of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer of the Company serves on the Compensation Committee, and there are no "interlocks," as defined by the Securities and Exchange Commission.

                      ------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                      ------------------------------------

COMPENSATION POLICY

     The Compensation Committee of the Board of Directors currently consists of three non-employee directors, James F. Gero, Edward W. Rose, III and Gene H. Bishop (the "Committee"). Mr. Gero serves as Chairman of the Committee. All members of the Committee meet the independence requirements of the New York Stock Exchange and qualify as "outside directors" under Section 162(m) of the Internal Revenue Code.

     The Committee has the responsibility of developing the policies which govern compensation for executive officers, and making recommendations to the Board of Directors regarding compensation of executive officers in accordance with such policies.

     The Company's executive compensation policy is designed to enable the Company to attract, motivate and retain senior management by providing a competitive compensation opportunity based significantly on performance. The objective is to provide fair and equitable compensation to senior management in a way that rewards management for reaching and exceeding objectives. The compensation policy links a significant portion of executive compensation to the Company's performance, recognizes individual contribution as well as overall business results, and aligns executive and stockholder interests. The primary components of the Company's executive compensation are base salary, performance-related incentive compensation, equity-based awards consisting principally of stock options and restricted stock units, and discretionary bonuses. While the components of compensation are considered separately in this report, the Committee takes into account the full compensation package provided by the Company to each of its executives, including pension benefits, severance obligations, insurance and other benefits.

     It is the policy of the Board of Directors not to include earnings of acquired companies in computing compensation pursuant to performance-based incentive compensation plans in effect prior to the acquisition. Accordingly, with respect to those executives who receive performance-based incentive compensation, subsequent to an acquisition the Board of Directors will modify existing performance-based incentive compensation plans to raise the level of base earnings not subject to incentive bonus.

     To help align the personal interests of senior management with the interests of the Company's stockholders, the Committee has established guidelines for ownership of the Company's stock by executives, as a multiple of the executive's base salary; and to enhance the retention value of the Company's executives, the Committee requires that under certain conditions the Company's senior management hold for at least one year stock received upon exercise of stock options.

     The Committee reviews the Company's compensation policy utilizing both internal and external sources of information and analysis relating to corporate performance, total return to stockholders of comparable companies, and compensation afforded to executives by competitors of the Company. If appropriate, changes will be recommended.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN 2003

     The compensation policy applied by the Company in establishing the compensation for Leigh J. Abrams, the Company's President and Chief Executive Officer, is essentially the same as for other senior executives of the Company--to provide a competitive compensation opportunity that rewards performance and recognizes individual contribution.

     For 2003, Mr. Abrams received base compensation of $400,000 plus performance-based incentive compensation of $371,315 equal to 2 1/2% of the Company's income before income taxes and extraordinary items, subject to certain adjustments, in excess of $16,463,000. Mr. Abrams receives medical, long-term care, disability and life insurance, and certain other benefits. In 2003, Mr. Abrams was also awarded an additional payment of $30,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts.

COMPENSATION OF CHIEF EXECUTIVE OFFICERS OF SUBSIDIARIES IN 2003

     As with the Chief Executive Officer, compensation of other executive officers is intended to reward performance and recognize individual contribution. Accordingly, the chief executive officers of the Company's subsidiaries receive compensation based upon the results of operations of such subsidiaries.

     For calendar 2003, David L. Webster, Chairman, President and Chief Executive Officer of Kinro, received base salary of $400,000. In addition, for 2003, Mr. Webster was entitled to receive 5.0% of the amount by which the operating profit of Kinro (as defined) exceeded $7,522,000. In accordance with this formula, for 2003 Mr. Webster's performance-based incentive compensation was $607,200. For 2003, Mr. Webster also received a payment of $50,000 pursuant to a discretionary retirement bonus program intended to provide retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts.

     L. Douglas Lippert was Chairman, President and Chief Executive Officer of Lippert Components, Inc. ("LCI") through February 5, 2003 and Chairman only of LCI for the balance of 2003. For 2003, Mr. Lippert received base salary of $400,000 and was also entitled to receive, in accordance with his employment agreement which expired on December 31, 2003, subject to certain conditions, performance-based incentive compensation equal to 5% of the excess of operating profit of LCI and its subsidiaries (as defined) over $10.1 million. In accordance with this formula, for 2003, Mr. Lippert's performance-based incentive compensation was $455,900.

     On February 5, 2003, Jason D. Lippert was appointed President and Chief Executive Officer of LCI and its affiliates, and L. Douglas Lippert continued as Chairman. On December 31, 2003 L. Douglas Lippert's employment agreement with LCI expired. On January 2, 2004, the Company entered into an employment agreement with L. Douglas Lippert for a period of three years upon terms providing for Mr. Lippert to continue as Chairman with a declining amount of services in exchange for a declining amount of salary over the term of the agreement, together with certain benefits, but without incentive compensation.

     Effective February 5, 2003, LCI and its affiliates entered into an employment agreement with Jason D. Lippert to serve as President and Chief Executive Officer for a period of three years. Pursuant to the agreement, for calendar 2003, Mr. Lippert received base salary of $300,000. In addition, for 2003, Jason Lippert was entitled to receive 5.0% of the amount by which the operating profit of the LCI Entities (as defined) exceeded $8.0 million. In accordance with this formula, for 2003, Jason Lippert's performance-based incentive compensation was $532,800, after giving effect to a capital charge as provided in the employment agreement. At least 60% of the amount of the incentive compensation in excess of $400,000 was required to be paid in restricted shares of the Company's stock. Mr. Lippert elected to receive $132, 800 or 100% of this amount in restricted shares of the Company's stock. Mr. Lippert also received a payment of $10,000 pursuant to a discretionary retirement bonus program intended to provided retirement income. This bonus must be used to purchase specified tax deferred annuities or cash value life insurance contracts. The Committee retained an independent executive compensation firm to advise it in connection with the negotiation of Mr. Lippert's employment agreement.

     Other executive officers of the Company and its subsidiaries receive formula and discretionary bonuses based upon their respective levels of organizational responsibility and the performance of the Company or the subsidiary by which they are employed.

     STOCK OPTIONS

     The Company's 2002 Equity Award and Incentive Plan (the "2002 Plan") provides for the grant of options as well as restricted and deferred stock, bonus stock, performance awards, and stock appreciation rights to employees of the Company and its subsidiaries, and to directors of the Company. See "Equity Award and Incentive Plan." The Committee administers the 2002 Plan and determines and designates employees and directors who are to be granted options.

     The Company expenses the compensation related to stock options granted after January 1, 2002, and will not reprice stock options or cancel outstanding options and replace them with new options.

     Because all options which have been granted under the 2002 Plan have been granted at fair market value, any value which is ultimately realized by executive officers through stock options is based entirely on the Company's performance, as perceived by investors in the Company's Common Stock who establish the price for the Common Stock on the open market.

     TAX DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code disallows a Federal income tax deduction to publicly-held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Company's 2002 Equity Award and Incentive Plan has been structured so that any compensation deemed paid in connection with formula-based incentive compensation or the exercise of option grants made under the plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.

     BENEFITS

     The Company maintains certain broad-based employee benefit plans in which executive officers participate, including an employee retirement savings plan (401(k) Plan) and other retirement, life, disability, health insurance plans and long-term care policies. The Company also provides an automobile or automobile allowance to its executive officers.

     CONCLUSION

     A significant portion of the Company's executive compensation is linked directly to individual performance and Company earnings. The Committee intends to continue to determine compensation based upon these factors.

                                                       COMPENSATION COMMITTEE
                                                       James F. Gero, Chairman
                                                         Edward W. Rose, III
                                                           Gene H. Bishop

     THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC NOR SHALL THIS
INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EACH AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO A FILING.

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, for the last five calendar years, the cumulative stockholder return on the Common Stock of the Company with the cumulative return on the common stocks of the companies included in the Russell 2000 Index and on the common stocks of a representative peer group of companies engaged in similar businesses as the Company.

     The graph assumes investment of $100 on December 31, 1998 in the Company's Common Stock, the Russell 2000 Index, and the common stocks of the peer group companies, and assumes that any dividends were reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
           AMONG DREW INDUSTRIES INCORPORATED, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

                              [LINE GRAPH OMITTED]

     * $100 INVESTED ON 12/31/98 IN STOCK OR INDEX-
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING DECEMBER 31.


INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law empowers a domestic corporation to indemnify any of its officers, directors, employees or agents against expenses, including reasonable attorney's fees, judgments, fines and amounts paid in settlement which were actually and reasonably incurred by such person in connection with any action, suit or similar proceeding brought against them because of their status as officers, directors, employees or agents of the Company if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. If the claim was brought against any such person by or in the right of the Company, the Company may indemnify such person for such expenses if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Company, except no indemnity shall be paid if such person shall be adjudged to be liable for negligence or misconduct unless a court of competent jurisdiction, upon application, nevertheless permits such indemnity (to all or part of such expenses) in view of all the circumstances.

     The Company's Restated Certificate of Incorporation provides that the Company may indemnify its officers, directors, employees or agents to the full extent permitted by Section 145 of the Delaware General Corporation Law. Accordingly, no director of the Company is liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

              PROPOSAL 2. AMENDMENT TO CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Company's Restated Certificate of Incorporation currently authorizes the issuance of 20,000,000 shares of Common Stock, par value $0.01 per share. In February, 2004, the Board of Directors adopted a resolution proposing that the Restated Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 30,000,000, subject to stockholder approval of the amendment.

CURRENT USE OF SHARES

     As of March 19, 2004, the Company had 10,238,183 shares of Common Stock outstanding and 1,494,486 shares reserved for future issuance under the Company's 2002 Equity Award and Incentive Plan and the Company's prior Stock Option Plan (collectively, the "Plans"), of which 1,001,427 shares are covered by outstanding options and 493,059 shares are available for grant or purchase. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has 8,267,331 shares remaining available for other purposes.

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted resolutions setting forth (i) the proposed amendment to Article FOURTH of the Company's Restated Certificate of Incorporation; (ii) the advisability of the amendment; and (iii) a call for submission of the amendment for approval by the Company's stockholders at the annual meeting.

     The following is the text of Section A of Article FOURTH of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is thirty million (30,000,000) shares of Common Stock, par value $0.01 per share.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock splits and stock dividends or to reserve additional shares for issuance under employee benefit plans. The Company could also use the additional shares of Common Stock to raise equity capital and to make acquisitions through the use of Common Stock but it does not currently plan to do so.

     Increasing the number of shares of Common Stock that the Company is authorized to issue would give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. Other than as permitted or required under the 2002 Plan and under outstanding options, the Board of Directors has no immediate plans, understanding, agreements or commitments to issue additional Common Stock for any purposes. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional authorized shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company may seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on voting power and shareholdings of current stockholders.

     The issuance of the additional shares of Common Stock could have the effect of diluting earnings per share and book value per share, which could adversely affect the Company's existing stockholders. Issuing additional shares of Common Stock may also have the effect of delaying or preventing a change of control of the Company. The Company's authorized but unissued Common Stock could be issued in one or more transactions that would make it more difficult or costly, and less likely, to affect a takeover of the Company. The proposed amendment to the Restated Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, and the Board of Directors has no present intention to use the additional shares of Common Stock in order to impede a takeover attempt.

     If the proposed amendment is adopted, it will become effective upon filing of a Certificate of Amendment to the Company's Restated Certificate of Incorporation with the Delaware Secretary of State. However, if the Company's stockholders approve the proposed amendment to the Company's Restated Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercised such discretion, the number of authorized shares would remain at the current level.

VOTE NECESSARY TO APPROVE THE AMENDMENT

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting, assuming a quorum is present, is necessary for approval of the amendment. Therefore, abstentions and broker non-votes effectively count as votes against the amendment.

                       PROPOSAL 3. APPOINTMENT OF AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of KPMG LLP as independent auditors for the purpose of auditing and reporting upon the consolidated financial statements of the Company for the year ending December 31, 2004. It is expected that a representative of that firm will be present at the Annual Meeting of Stockholders to be held on May 20, 2004 and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

FEES FOR INDEPENDENT AUDITORS

     The following is a summary of the fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2003 and 2002:

                                                                                        2003            2002
                                                                                      --------        --------
     AUDIT FEES
        Consists of fees billed for professional services rendered for the audit of the  Company's  financial  statements  and the reviews of the interim financial statements included in the
        Company's Quarterly Reports ................................................  $322,000        $322,000

     AUDIT-RELATED FEES
        Consists  primarily  of  fees  billed  for  assistance  with  regulatory filings, audit of employee benefit plans and
        other audit related services filings .......................................  $ 23,700        $ 19,500

     TAX FEES:
        Tax Planning and Compliance
           Consists  of  fees  billed  for tax  planning,  assistance  with  the preparation  of tax returns,  services  rendered in  connection  with acquisitions made by the Company and
           advice on other tax related matters .................................      $ 14,950          $ 7,075
                                                                                     --------         --------
     ALL OTHER FEES:
        Other Services .........................................................             0               0
                                                                                      --------        --------
     TOTAL ALL FEES ............................................................      $360,650        $348,575
                                                                                      ========        ========

     As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditors' independence. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

     In making its recommendation to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, the Audit Committee has determined that the non-audit services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP.

                          TRANSACTION OF OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which Management intends to present or knows that others will present at the meeting is that set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the form of Proxy solicited from holders of the Common Stock to vote the Proxy on such matters in accordance with their judgment.

                              STOCKHOLDER PROPOSALS

     All proposals which stockholders of the Company desire to have presented at the Annual Meeting of Stockholders to be held in May 2005 must be received by the Company at its principal executive offices on or before February 2, 2005.

                                      By Order of the Board of Directors

                                             EDWARD W. ROSE, III
                                      CHAIRMAN OF THE BOARD OF DIRECTORS

April 12, 2004

                          DREW INDUSTRIES INCORPORATED

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2004

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking any proxy heretofore given, hereby appoints LEIGH J. ABRAMS and FREDRIC M. ZINN, or either of them, proxies of the undersigned, with full power of substitution, with respect to all the shares of the Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Drew Industries Incorporated, to be held at The Crescent Club, 17th Floor, 200 Crescent Court, Dallas, Texas 75201 on May 20, 2004 at 9:00 A.M., and at any adjournment or postponement thereof, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, and in their discretion on any other matters that may properly come before the meeting or any adjournment or postponement thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                                           14475

                        ANNUAL MEETING OF STOCKHOLDERS OF

                          DREW INDUSTRIES INCORPORATED

                                  MAY 20, 2004
                         Please date, sign and mail your
                               proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

--------------------------------------------------------------------------------
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                   OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. To elect a board of eight directors.                                                                      FOR   AGAINST   ABSTAIN
                                                            2. TO APPROVE AN AMENDMENT TO THE                [ ]     [ ]       [ ]
                                                               CERTIFICATE OF INCORPORATION
                            NOMINEES:
[ ]   FOR ALL NOMINEES      O  Edward W. Rose, III          3. TO RATIFY THE APPOINTMENT OF KPMG LLP AS      [ ]     [ ]       [ ]
                            O  Leigh J. Abrams                 INDEPENDENT AUDITORS.
[ ]   WITHHOLD AUTHORITY    O  David L. Webster
      FOR ALL NOMINEES      O  L. Douglas Lippert
                            O  James F. Gero
[ ]   FOR ALL EXCEPT        O  Gene H. Bishop
      (See instructions     O  Frederick B. Hegi, Jr.
      below)                O  David A. Reed

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:


--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the  registered  name(s) on the account may not be  submitted
via this method.                                                            [ ]

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

Signature of Stockholder___________________________Date:____________

Signature of Stockholder___________________________Date:____________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.